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                                                                    Exhibit 99.1

                  ePRESENCE RESUMES TRADING UNDER SYMBOL "EPRE"

WESTBORO, Mass. - October 2, 2002 - ePresence, Inc. (NASDAQ: EPREE) today announced that it has been advised by NASDAQ that effective with the open of business on Thursday, October 3, 2002, its common stock will resume trading under the original trading symbol, "EPRE." The NASDAQ Listing Qualifications Panel has determined that the Company has remedied its filing delinquency with respect to its periodic reports and that the Company complies with all other requirements for continued listing on the NASDAQ National Market. ePresence's stock has been trading under the amended symbol "EPREE" since August 22, 2002.

About ePresence

ePresence, Inc. (NASDAQ: EPREE) is a market leader in delivering Secure Identity Management (SIM) solutions based on directory technology that help companies reduce cost, enhance security, improve customer service and increase revenues. Our highly focused solutions have enabled numerous Fortune 1000-class companies to efficiently and securely provide personalized access to digital resources for their employees, business partners and customers, thus maximizing the ROI of their IT-based initiatives. ePresence is headquartered in Westboro, Massachusetts and can be reached at (800) 222-6926 or online at www.epresence.com.

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Contact:
Richard Spaulding
ePresence, Inc.
508-898-1629